As filed with the Securities and Exchange Commission on March 30, 2017

Registration No. 333-209571

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-0218548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Hartsfield-Jackson Atlanta International Airport

Atlanta, Georgia 30320-6001

(404) 715-2600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Peter W. Carter

Executive Vice President  & Chief Legal Officer

Delta Air Lines, Inc.

1030 Delta Boulevard

Atlanta, Georgia 30354

(404) 715-2191

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(1)(3)	per Unit(2)	Offering Price(2)(3)	Fee(3)
Common Stock, par value $0.0001 per share	15,321,705	$45.01	$689,573,619.21	$74,685.12

(1)	This Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based on the average of the high and low prices of the shares reported on the New York Stock Exchange of $46.19 on March 29, 2017 (with respect to the additional 7,470,651 shares registered hereby) and $43.88 on February 16, 2016 (with respect to the 7,851,054 shares of common stock previously registered).

(3)	Includes 7,851,054 shares of common stock registered by Delta Air Lines, Inc. on a registration statement on Form S-3 (File No. 333-209571) filed with the Securities and Exchange Commission on February 17, 2016, for which a filing fee of $34,691.58 was previously paid based on the fee rate then in effect. In accordance with Rule 413(b) promulgated under the Securities Act, an additional 7,470,651 shares of common stock are hereby registered.

Explanatory Note

This registration statement is a post-effective amendment to the registration statement on Form S-3 (File No. 333-209571) of Delta Air Lines, Inc. (“Delta”) filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2016 (the “Registration Statement”). Delta previously registered 7,851,054 shares of common stock pursuant to the Registration Statement for resale by the selling stockholder named herein. This post-effective amendment to the Registration Statement is being filed for the purpose of (i) registering additional shares of common stock for resale by the selling securityholder pursuant to Rule 413(b) under the Securities Act of 1933, as amended, for an aggregate of 15,321,705 shares of common stock (including 7,470,651 shares of common stock registered hereby) and (ii) filing additional exhibits to the Registration Statement. This post-effective amendment shall become effective immediately upon filing with the Securities and Exchange Commission. A prospectus to be used by the selling securityholder in connection with the resale of the shares of Delta common stock is included in this Registration Statement.

PROSPECTUS

15,321,705 Shares

Delta Air Lines, Inc.

Common Stock

This prospectus relates to the resale, from time to time, by the Delta Master Trust (the “Selling Stockholder”), which is a trust maintained in connection with defined benefit pension plans that we sponsor, of up to 15,321,705 shares of common stock, par value $0.0001 per share, of Delta Air Lines, Inc. (“Delta”). The shares of our common stock covered by this prospectus are shares that we have contributed to the Selling Stockholder in private transactions for the benefit of our employees who participate in one of those defined benefit pension plans. The shares of our common stock may be offered for sale from time to time by JPMorganChase Bank, N.A (the “Trustee”), as duly appointed trustee of the Selling Stockholder, at the direction of Evercore Trust Company, N.A., or its successor (the “Investment Manager”), the investment fiduciary appointed to manage the shares of our common stock covered by this prospectus. The Investment Manager will determine the time and manner of sale of the shares of our common stock covered by this prospectus. See “Selling Stockholder” and “Plan of Distribution.”

The shares of our common stock to which this prospectus relates may be sold, from time to time, in brokerage transactions on the New York Stock Exchange, in privately negotiated transactions or otherwise. These sales may be for negotiated prices or on the open market at prevailing market prices. We will not receive any portion of the proceeds of the sale of the shares of our common stock offered by this prospectus. We will pay all costs, expenses and fees incurred in connection with the preparation and filing of this prospectus and the related registration statement. The Selling Stockholder will pay all expenses incurred in connection with sales of the shares of our common stock covered by this prospectus. The Selling Stockholder will also be responsible for other costs, if any, incurred in selling the shares of our common stock, which costs may include, among other things, underwriters discounts and brokerage fees.

Our common stock is listed on the New York Stock Exchange under the symbol “DAL”. On March 29, 2017, the last reported sale price of our common stock was $45.95.

Investing in our common stock involves risks. Please consider carefully the specific factors set forth under the heading “Risk Factors” in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2017

You should rely only on the information contained in this prospectus, any prospectus supplement, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any prospectus supplement and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus, any prospectus supplement and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects since the date of this prospectus or such prospectus supplement.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this process, the Selling Stockholder may offer our shares of common stock in one or more offerings. Some transactions in which the Selling Stockholder offers shares of our common stock under this registration statement may require that we provide a prospectus supplement that will contain additional information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and our shares of common stock. The registration statement, including the exhibits to the registration statement, can be obtained from the SEC, as described below under “Where You Can Find More Information.”

In this prospectus, references to “Delta,” the “Company,” “we,” “us” and “our” refer to Delta Air Lines, Inc. and our wholly-owned subsidiaries.

RISK FACTORS

Investment in our securities involves risks. You should carefully consider the risk factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other risk factors and information contained or incorporated by reference into this prospectus and any applicable prospectus supplement, as updated by our subsequent filings under the Exchange Act, before acquiring any of such securities. See “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein (or otherwise made by us or on our behalf) that are not historical facts, including statements about our estimates, expectations, beliefs, intentions, projections or strategies for the future may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. Known material risk factors applicable to Delta, other than risks that could apply to any issuer or offering, are described in “Risk Factors Relating to Delta” and “Risk Factors Relating to the Airline Industry” in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K incorporated by reference herein or in any applicable prospectus supplement. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (ir.delta.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may request copies of these filings at no cost through our Investor Relations Department at: Delta Air Lines, Inc., Investor Relations, Dept. No. 829, P.O. Box 20706, Atlanta, GA 30320, telephone no. (404) 715-2170 or our Internet web site (ir.delta.com). The contents of our website are not incorporated into this prospectus or any accompanying prospectus supplement.

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We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a document of ours that is an exhibit to the registration statement, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site listed above.

INCORPORATION BY REFERENCE

We “incorporate by reference” in this prospectus certain documents that we file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus; and

•	information that we file later with the SEC will automatically update and supersede this prospectus.

The following documents listed below that we have previously filed with the SEC (Commission File Number 001-05424) are incorporated by reference in this (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	Current Report on Form 8-K filed on January 26, 2017;

•	Current Report on Form 8-K filed on March 14, 2017; and

•	The description of our common stock contained in our Form 8-A filed on April 26, 2007.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K) from the date of this prospectus and prior to the termination of the applicable offering shall also be deemed to be incorporated by reference in this prospectus. These documents include periodic reports, which may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

To obtain copies of these filings, see “Where You Can Find More Information.”

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THE COMPANY

We provide scheduled air transportation for passengers and cargo throughout the United States and around the world. Our global route network gives us a presence in every major domestic and international market. Our route network is centered around a system of hub, international gateway and key airports that we operate in Amsterdam, Atlanta, Boston, Detroit, London-Heathrow, Los Angeles, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Each of these operations includes flights that gather and distribute traffic from markets in the geographic region surrounding the hub or gateway to domestic and international cities and to other hubs or gateways. Our network is supported by a fleet of aircraft that is varied in size and capabilities, giving us flexibility to adjust aircraft to the network. Other important characteristics of our route network include our international joint ventures, our alliances with other foreign airlines, our membership in SkyTeam and agreements with multiple domestic regional carriers that operate as Delta Connection®.

We are a Delaware corporation headquartered in Atlanta, Georgia. Our principal executive offices are located at Hartsfield-Jackson Atlanta International Airport, Atlanta, Georgia 30320-6001 and our telephone number is (404) 715-2600. Our website is www.delta.com. We have provided this website address as an inactive textual reference only and the information contained on our website is not a part of this prospectus.

THE OFFERING

The shares of our common stock to which this prospectus relates may be sold from time to time by the Selling Stockholder. These shares were acquired by the Selling Stockholder from us through our contributions of the shares on February 16, 2016 and March 20, 2017 to provide excess contributions to the defined benefit pension plans described in this prospectus.

USE OF PROCEEDS

The proceeds from any sale of our common stock pursuant to this prospectus are solely for the account of the Selling Stockholder and for the benefit of employees and retirees and their beneficiaries participating in the defined benefit pension plans under which the Selling Stockholder is maintained. We will not receive any proceeds from any sale of our common stock by the Selling Stockholder.

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SELLING STOCKHOLDER

The table below reflects the number of shares of our common stock beneficially owned by the Selling Stockholder and held by the Trustee as of March 30, 2017, and the number of shares of our common stock that the Selling Stockholder may offer for sale from time to time pursuant to this prospectus, whether or not the Selling Stockholder has a present intention to do so. The Selling Stockholder may resell all, a portion, or none of the shares of our common stock from time to time. There is no assurance that the Selling Stockholder will sell any or all of the shares of our common stock offered by the Selling Stockholder under this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior To Offering	Number of Shares of Common Stock Covered by This Prospectus	Shares Owned After the Offering Assuming the Sale of all Covered Shares
			Number	%
Delta Master Trust	15,321,705*	15,321,705*	–	–

* 7,851,054 of these shares were acquired by the Selling Stockholder on February 16, 2016 and 7,470,651 of these shares were acquired by the Selling Stockholder on March 20, 2017.

The Selling Stockholder is a pension trust established under tax-qualified defined benefit pension plans we maintain. The Trustee is a directed trustee with respect to the Selling Stockholder trust account in which the common stock is held and is subject to the direction of the Investment Manager that has discretionary authority in connection with the disposition of the shares of our common stock held by the Selling Stockholder. The Delta Benefit Funds Investment Committee has the power to revoke the appointment of the Investment Manager and appoint new investment managers or to change the scope of the appointment of the Investment Manager.

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PLAN OF DISTRIBUTION

The Trustee at the direction of the Investment Manager may, or the Investment Manager may place trades directly with broker-dealers of its choice to, sell the shares of our common stock covered by this prospectus for the account of the Selling Stockholder. The registration statement, of which this prospectus is a part, registered the shares of our common stock held by the Selling Stockholder under the Securities Act to facilitate future sales by the Selling Stockholder to the public.

The Selling Stockholder may sell shares of our common stock pursuant to this prospectus from time to time except as may otherwise be limited by applicable law:

•	In transactions (which may include one or more block transactions, including ordinary brokerage transactions) on the New York Stock Exchange;

•	Through the writing of options (including the issuance by the Selling Stockholder of derivative securities), whether the options or these other derivative securities are listed on an options or other exchange or otherwise;

•	Through purchases by a broker-dealer as principal and resale by a broker-dealer for its own account;

•	Through short sales of shares of our common stock;

•	In a combination of such transactions; or

•	By any other lawful method.

Each sale may be made at prices related to prevailing market prices or at privately negotiated prices. The Trustee, on behalf of the Selling Stockholder and as directed by the Investment Manager, or the Investment Manager directly, may effect these transactions by selling the shares of our common stock to or through broker-dealers and these broker-dealers may receive compensation in the form of discounts or concessions from the Selling Stockholder and/or the purchaser of the shares of our common stock for which such broker-dealers may act as agent or to whom they sell as principal, or both.

In effecting sales, brokers or dealers engaged by the Trustee or the Investment Manager and/or the Investment Manager may arrange for other brokers or dealers to participate in the resales. The Trustee as directed by the Investment Manager acting on behalf of the Selling Stockholder and/or the Investment Manager, may enter into hedging transactions with broker-dealers or other financial institutions, and in connection with those transactions, broker-dealers or other financial institutions may engage in short sales of the shares of our common stock. The Trustee as directed by the Investment Manager acting on behalf of the Selling Stockholder and/or the Investment Manager also may sell shares short and deliver the shares of our common stock to close out such short positions. The Trustee as directed by the Investment Manager acting on behalf of the Selling Stockholder or the Investment Manager also may enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the shares of our common stock, which the broker-dealer or other financial institution may resell pursuant to this prospectus. The Trustee as directed by the Investment Manager acting on behalf of the Selling Stockholder and/or the Investment Manager may offer the shares of our common stock in connection with the writing of exchange-traded call options, which would involve the selling of exchange-traded call option contracts over the shares of our common stock. By selling a call option, the Trustee as directed by the Investment Manager acting on behalf of the Selling Stockholder and/or the Investment Manager may receive a premium payment in return for giving the buyer of such option the right to buy the common stock at a pre-determined price. The Trustee as directed by the Investment Manager acting on behalf of the Selling Stockholder or the Investment Manager also may loan or pledge the shares of our common stock to a broker, dealer or other financial institution, and upon a default, the broker, dealer or other financial institution may effect sales of the loaned or pledged shares of our common stock pursuant to this prospectus.

There is no assurance that the Trustee on behalf of the Selling Stockholder, at the direction of the Investment Manager, or the Investment Manager acting directly on behalf of the Selling Stockholder, will sell any or all of the shares of our common stock offered under this prospectus.

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Delta has agreed to pay all expenses incurred in connection with the registration of the shares of our common stock offered under this prospectus, and the Selling Stockholder will pay all expenses incurred in connection with the sale of the shares of our common stock offered under this prospectus, including all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the Selling Stockholder, transfer taxes and related charges in connection with the offer and sale of these shares of our common stock.

In connection with its sales, the Trustee, the Selling Stockholder and any participating broker/dealer may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, and any commissions they receive and the proceeds of any sale of shares of our common stock may be deemed to be underwriting discounts and commissions under the Securities Act.

In addition, any shares of our common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Stockholder is a trust that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). Prohibited transactions under Title I of ERISA and Section 4975 of the Code could arise if, absent an available exemption, a person or entity which is a “party in interest,” as defined under ERISA, or a “disqualified person,” as defined under the Code, were to purchase any of the shares of our common stock being offered by the Selling Stockholder, unless the Selling Stockholder receives in exchange for the shares at least the price then prevailing on a national securities exchange and no commission is charged to the Selling Stockholder. Any such potential purchaser should consult with counsel to determine whether an exemption is available with respect to any such purchase.

In order to comply with the securities laws of certain states, if applicable, the shares of our common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of our common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

At the time a particular offering of shares of our common stock is made, if required, a prospectus supplement will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount and other item constituting compensation, any discount or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

EXPERTS

The consolidated financial statements of Delta Air Lines, Inc. appearing in Delta Air Lines, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016, and the effectiveness of Delta Air Lines, Inc.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL OPINION

Certain legal matters will be passed upon for Delta by Alan T. Rosselot, Assistant General Counsel of Delta.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered hereby. All amounts are estimates.

Amount to be
Paid
Registration fee	$75,000
Legal fees and expenses (including Blue Sky fees)	10,000
Accounting fees and expenses	75,000
Miscellaneous	5,000
TOTAL	$165,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareowners or disinterested directors or otherwise. The registrant’s Certificate of Incorporation provides for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareowners, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s Certificate of Incorporation provides for such limitation of liability.

The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

A list of exhibits filed herewith is contained on the Exhibit Index and is incorporated herein by reference.

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ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 30, 2017.

DELTA AIR LINES, INC.

By: /s/ Paul A. Jacobson
Name: Paul A. Jacobson
Title: Executive Vice President & Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities indicated on March 30, 2017.

Signature	Title

* Edward H. Bastian	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Paul A. Jacobson Paul A. Jacobson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Craig M. Meynard	Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Francis S. Blake	Chairman of the Board

* Daniel A. Carp	Director

* David G. DeWalt	Director

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* Thomas E. Donilon	Director

* William H. Easter III	Director

* Mickey P. Foret	Director

* Shirley C. Franklin	Director

Director
Jeanne P. Jackson

* George N. Mattson	Director

* Douglas R. Ralph	Director

Sergio A. L. Rial	Director

* Kathy N. Waller	Director

* Kenneth B. Woodrow	Director

* By: /s/ Paul A. Jacobson

Paul A. Jacobson

Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.		Document
3.1	(a)	Delta's Amended and Restated Certificate of Incorporation (Filed as Exhibit 3.1 to Delta's Current Report on Form 8-K as filed on April 30, 2007).*
3.1	(b)	Amendment to Amended and Restated Certificate of Incorporation (Filed as Exhibit 3.1 to Delta's Current Report on Form 8-K as filed on June 27, 2014).*
3.2		Delta's Bylaws (Filed as Exhibit 3.1 to Delta's Current Report on Form 8-K as filed on October 31, 2016).*
5.1		Opinion of Alan T. Rosselot – Assistant General Counsel of Delta Air Lines, Inc.
23.1		Consent of Ernst & Young LLP
23.2		Consent of Alan T. Rosselot – Assistant General Counsel of Delta Air Lines, Inc. (included in Exhibit 5.1)
24.1		Powers of Attorney (included on the signature page of the Registration Statement on Form S-3 filed on February 17, 2016) *

*        Incorporated by reference.

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